UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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American Medical Alert Corp.
(Name of Registrant as Specified in Its Charter)

________________________________________________________
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AMERICAN MEDICAL ALERT CORP.
3265 LAWSON BOULEVARD
OCEANSIDE, NEW YORK 11572

June 15, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of American Medical Alert Corp., a New York corporation (the “Company”), to be held on Tuesday, July 31, 2007, commencing at 10:00 a.m. Eastern Daylight Time at Moses & Singer LLP, 405 Lexington Avenue, 12th Floor, New York, New York 10174. The matters to be acted upon at that meeting are set forth and described in the Notice of Annual Meeting and Proxy Statement, which accompany this letter. We request that you read these documents carefully.

We hope that you plan to attend the meeting. However, if you are not able to join us, we urge you to exercise your right as a shareholder and vote. Please promptly mark, date, sign and return the enclosed proxy card in the accompanying postage prepaid envelope. You may, of course, attend the Annual Meeting of Shareholders and vote in person even if you have previously mailed your proxy card.

Sincerely,

HOWARD M. SIEGEL
Chairman of the Board of Directors

IT IS IMPORTANT THAT YOU MARK, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE.

AMERICAN MEDICAL ALERT CORP.
3265 LAWSON BOULEVARD
OCEANSIDE, NEW YORK 11572

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 31, 2007

To the Shareholders of American Medical Alert Corp.:

NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders (the “Meeting”) of American Medical Alert Corp. (the “Company”) will be held on Tuesday, July 31, 2007, commencing at 10:00 a.m. Eastern Daylight Time at Moses & Singer LLP, 405 Lexington Avenue, 12th Floor, New York, New York 10174, to consider and act upon the following matters:

1.  The election of 7 directors to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified;

2.  The ratification of the appointment of Margolin, Winer & Evens, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007; and

3.  The transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Information regarding the matters to be acted upon at the Meeting is contained in the accompanying proxy statement. The close of business on June 4, 2007, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof.

By Order of the Board of Directors,

JOHN ROGERS
Secretary

Oceanside, New York
June 15, 2007

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. EACH SHAREHOLDER IS URGED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. AN ENVELOPE ADDRESSED TO THE COMPANY’S TRANSFER AGENT IS ENCLOSED FOR THAT PURPOSE AND REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

AMERICAN MEDICAL ALERT CORP.
3265 LAWSON BOULEVARD
OCEANSIDE, NEW YORK 11572

_____________________

PROXY STATEMENT
_____________________

This proxy statement is furnished to the holders of common stock, par value $.01 per share (the “Common Stock”), of American Medical Alert Corp., a New York corporation (the “Company”), in connection with the solicitation by and on behalf of its Board of Directors of proxies (the “Proxy” or “Proxies”) for use at the Annual Meeting of Shareholders (the “Meeting”) to be held on Tuesday, July 31, 2007, commencing at 10:00 a.m. Eastern Daylight Time at Moses & Singer LLP, 405 Lexington Avenue, 12th Floor, New York, New York 10174 and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The cost of preparing, assembling, printing, mailing and distributing the Notice of Annual Meeting of Shareholders, this proxy statement, Proxies and annual report is to be borne by the Company. The Company may engage an independent proxy solicitor to assist in the distribution of proxy materials and the solicitation of votes. The Company also will reimburse brokers who are holders of record of Common Stock for their reasonable out-of-pocket expenses in forwarding Proxies and Proxy soliciting material to the beneficial owners of such shares. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph, email or personal interview. The mailing date of this Proxy Statement is on or about June 15, 2007.

Unless otherwise specified, all Proxies, in proper form, received by the time of the Meeting will be voted FOR the election of all nominees named herein to serve as directors, and FOR the ratification of the appointment of Margolin, Winer & Evens, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007.

It is important that your shares are represented at the Meeting, and, therefore, all shareholders are cordially invited to attend the Meeting. However, whether or not you plan to attend the Meeting, you are urged to, as promptly as possible, mark, sign, date and return the enclosed proxy card, which requires no postage if mailed in the United States in the enclosed pre-paid envelope. If you hold shares directly in your name and attend the Meeting, you may vote your shares in person, even if you previously submitted a proxy card. Your proxy may be revoked at any time before it is voted by submitting a written revocation or a proxy bearing a later date to John Rogers, the Secretary of the Company, at the address set forth above, or by attending the Meeting and electing to vote in person. Attending the Meeting will not, in and of itself, constitute revocation of a Proxy. If you hold your shares in “street name” you may revoke or change your vote by submitting new instructions to your broker or nominee.

OUTSTANDING VOTING SECURITIES, QUORUM AND VOTING REQUIREMENTS

The close of business on June 4, 2007, has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof. As of the Record Date, there were 9,257,030 shares of Common Stock outstanding. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on each matter to come before the Meeting.

A majority of the total number of shares of the Company’s Common Stock, issued and outstanding and entitled to vote, represented in person or by Proxy, is required to constitute a quorum for the transaction of business at the Meeting. Votes withheld in the election of directors, and abstentions and broker non-votes on any matter, are included in determining whether a quorum is present.

Directors are elected by a plurality of the votes cast at the Meeting. Votes withheld in the election of directors and abstentions or broker non-votes, if any, will not be counted towards the election of any person as a director.

Ratification of the appointment of Margolin, Winer & Evens, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007, requires the affirmative vote of a majority of votes cast at the Meeting on this proposal. Abstentions and broker non-votes, if any, will not be counted as votes “cast” with respect to such matter.

Proposal 1 ELECTION OF DIRECTORS

The Company’s Board of Directors consists of seven directors. The number of directors constituting the Board is subject to change by action of the shareholders, or by action of the Board of Directors, as provided in the Company’s bylaws. At the Meeting, shareholders will elect 7 directors to serve on the Company’s Board of Directors until the next annual meeting of shareholders and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the Proxy intend to cast all Proxies received FOR the election of Howard M. Siegel, Jack Rhian, Frederic Siegel, John S.T. Gallagher, Ronald Levin, Yacov Shamash and Gregory Fortunoff (collectively, the “Nominees”) to serve as directors upon their nomination at the Meeting. All Nominees currently serve on the Board of Directors. Each Nominee has advised the Company of his or her willingness to serve as a director of the Company. In case any Nominee should become unavailable for election to the Board of Directors for any reason, the persons named in the Proxies will have discretionary authority to vote the Proxies for one or more alternative nominees who will be designated by the existing Board of Directors, subject to prior recommendation by the Nominating Committee.

DIRECTORS AND EXECUTIVE OFFICERS

The current directors and current executive officers of the Company, their ages and present positions with the Company are as follows:

Name	Age	Position with the Company

Howard M. Siegel Jack Rhian	73 52	Chairman of the Board of Directors President, Chief Executive Officer and Director
Frederic S. Siegel	37	Executive Vice President and Director
John S.T. Gallagher	75	Director
Ronald Levin	73	Director
Yacov Shamash, Ph.D Gregory Fortunoff	57 37	Director Director
Richard Rallo Randi Baldwin	43 38	Chief Financial Officer Senior Vice President, Marketing

Information about Directors and Nominees

All of our directors are elected for a one-year term, and serve until the next subsequent annual meeting. Set forth below is certain information with respect to each of the Nominees.

HOWARD M. SIEGEL, 73, has been the Company's Chairman of the Board and a director over the past five years. Mr. Siegel served as the Company’s Chief Executive Officer until December 31, 2006, at which time he resigned his position and became a Senior Advisor for the Company. Mr. Siegel also served as the Company's President prior to July 2004 and Chief Financial Officer prior to September 1996.

JACK RHIAN, 52, was named the Company’s Chief Executive Officer effective January 1, 2007. He has been a director of the Company since October 2002 and has been the Company’s President since July 2004. Up until January 1, 2007, Mr. Rhian also served as the Chief Operating Officer, and was Executive Vice President from August 2002 and prior to becoming the President. He joined the Company in January 2000 as Vice President and Chief Operating Officer. From November 1994 until February 1999, he served as Executive Vice President and Chief Operating Officer of Transcare New York, Inc., a medical transportation company. From March 1988 through November 1994 he served as Chief Operating Officer of Nationwide Nassau Ambulance Service. Previously, Mr. Rhian held senior management positions in companies which deliver healthcare services. Mr. Rhian holds a Masters degree in Public Administration from New York University.

FREDERIC S. SIEGEL, 37, has been a director of the Company since September 1998, is the Company’s Executive Vice President since January 2007. Prior to that he was the Company’s Senior Vice President - Business Development and prior to that served as Vice President of Sales and Marketing for the Company since July 1998. Mr. Siegel joined the Company in April 1994 and has held various sales and marketing positions with the Company. Mr. Siegel also serves as a director of Nursing Sister Homecare, a division of Catholic Health Services of Long Island.

RONALD LEVIN, 73, has been a director of the Company since August 2001. He has also been the President of Ron Levin Associates, a financial consulting firm, since 1984. Since 1997, Mr. Levin has been a Partner at Eye Contact LLC, a Cohen’s Fashion Optical franchise. He served as Executive Vice President of D.A. Campbell Co., an international institutional stock brokerage firm, through 1998.

YACOV SHAMASH, PH.D., 57, has been director of the Company since August 2001. He also serves as the Dean of the College of Engineering of the State University of New York at Stony Brook, a position he has held since 1992. Dr. Shamash has been a member of the Board of Directors of (i) KeyTronic Corporation, a contract manufacturer, since 1989; and (ii) applied DNA Sciences Inc., a provider of DNA encryption for authentication solutions, since March 2006.

JOHN S.T. GALLAGHER, 75, has been a director of the Company since May 2005. Mr. Gallagher is currently the CEO and Chairman of the Board of Vanguard Health Care Management, LLC. He was the deputy county executive for health and human services in Nassau County, New York from 2002 until 2005. He has been a senior executive officer of North Shore University Hospital and North Shore - Long Island Jewish Health System since 1982, having served as executive vice president of North Shore from 1982 until 1992, president from 1992 until 1997 and chief executive officer of the combined hospital system from 1997 until January 2002. In January 2002, he became co-chairman of the North Shore—Long Island Jewish Heath System Foundation. Mr. Gallagher is also a director of Perot Systems Corporation, a worldwide provider of information technology services and a director of Netsmart Technologies, a software solutions provider to the healthcare market.

GREGORY FORTUNOFF, 37, has been a director of the Company since April 2006. Mr. Fortunoff is currently a self employed investor. Mr. Fortunoff was a portfolio manager at X Mark Funds, a health care hedge fund, from November 2004 to September 2005. Prior to that, from December 1993 to August 2004, Mr. Fortunoff was a partner and group manager of First New York Securities, an equity trading firm.

Non-Director-Significant Officers

RICHARD RALLO, 43, joined the Company in February 2001 as the Controller and became Chief Financial Officer in April 2003. From May 1997 to February 2001, Mr. Rallo served as the Chief Financial Officer of Tradewell, Inc., a barter company. From October 1994 to April 1997, Mr. Rallo served as the Controller of Connoisseur Communications Partners L.P., a company that owned and operated radio stations. Mr. Rallo is a Certified Public Accountant and has a BS in accounting from the University of Denver.

RANDI BALDWIN, 38, is the Company’s Senior Vice President, Marketing and Program Development since January 2007. Prior to that, from May 2004, she was the Company’s Vice President - Marketing and Communications. Ms. Baldwin joined the Company in March 1999 as the Director of Marketing. Prior to joining the Company, she held executive level positions at various advertising agencies in the New York Metropolitan area.

JOHN ROGERS, 60, joined the Company in 1984 as the Manager of the Emergency Response, Installation and Service Center. He became the Company's Vice President, Operations in July 1993. Additionally, he has been the Secretary of the Company since July 1993. Prior to joining the Company he was employed at Technical Liaison Corporation, a burglar alarm Company from 1969 through May 1984 as Installation & Service Manager.

Family relationships

The Company employs Frederic Siegel as Executive Vice President. In 2006, he earned a salary of $200,000. Frederic Siegel is the son of Mr. Howard M. Siegel.

The Company employs Joy Siegel as Vice President of Provider Relations. In 2006, Ms. Siegel earned a salary of $92,767. Ms. Siegel is the daughter of Mr. Howard M. Siegel.

CORPORATE GOVERNANCE

Director Independence; Meetings and Committees

The following members of the Board of Directors are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace Rules of the Nasdaq Stock Market (the "NASDAQ Rules"): Mr. Levin, Mr. Shamash, Mr. Gallagher and Mr. Fortunoff. During 2006, the Board of Directors held 10 meetings and took action by unanimous written consent twice. All of the directors attended at least 75% of the meetings of the Board of Directors during fiscal year 2006. The Company’s Board of Directors has a separate Audit Committee, Compensation Committee and Nominating Committee.

Audit Committee

The Audit Committee is a separately designated standing committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, which currently consists of Mr. Shamash, Mr. Levin and Mr. Gallagher, each of whom are independent directors as defined in Rule 4200(a)(15) of the NASDAQ Rules and in Rule 10A-3 of the Securities and Exchange Act of 1934. The Board of Directors has determined that Mr. Gallagher meets the standard of an “audit committee financial expert,” as defined by Item 401(h) of Regulation S-K. The function of the Audit Committee is to review and advise the Board of Directors of the Company with respect to matters concerning the financial condition and operations of the Company, including reviewing and discussing the Company’s annual audited and quarterly financial statements and disclosures, to select the independent auditors for the Company, and determine the scope of their engagement and their compensation, to review the effectiveness of the Company’s internal accounting methods and procedures and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The specific functions and responsibilities of the Audit Committee are set forth in a written charter of the Audit Committee adopted by the Board of Directors. The Audit Committee reviews and reassesses its Charter annually and recommends any changes to the Board of Directors for approval. A report of the Audit Committee appears under the caption “Audit Committee Report” below. A copy of the Audit Committee Charter is included as Appendix A to this proxy statement and can be viewed on the SEC’s EDGAR website. For the fiscal year 2006, the Audit Committee held 5 meetings, and took no action by unanimous written consent.

Audit Committee Report

During fiscal year 2006, the Audit Committee reviewed and discussed with management of the Company and with Margolin, Winer & Evens, LLP the independent auditors of the Company, the audited financial statements of the Company as of December 31, 2004, 2005 and 2006, and for each of the three years then ended, respectively (the “Audited Financial Statements”). In addition, the Audit Committee discussed with Margolin, Winer & Evens, LLP the matters required by Codification of Statements on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90.

The Audit Committee also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with them their independence from the Company. The Audit Committee also discussed with management of the Company and the independent auditors such other matters and received such assurances from them as it deemed appropriate.

Management is responsible for the Company’s internal controls and the financial reporting process. Margolin, Winer & Evens, LLP is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereupon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions and a review of the report of the independent auditors with respect to the Audited Financial Statements, and relying thereon, the Audit Committee has recommended to the Company’s Board of Directors the inclusion of the Company’s Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Audit Committee

Yacov Shamash
Ronald Levin
John S.T. Gallagher

Compensation Committee

The Compensation Committee currently consists of Mr. Levin, Mr. Gallagher and Mr. Shamash, each of whom are independent directors as defined in Rule 4200(a)(15) of the NASDAQ Rules. The function of the Compensation Committee is to recommend to the Board of Directors relevant compensation actions for executive officers and to attend to such matters relating to compensation as may be prescribed by the Board of Directors. The Compensation Committee does not have a charter. For a description of the Company’s processes and procedures for the consideration and determination of executive and director compensation, see the discussion contained herein under the caption Executive Compensation - Compensation Discussion and Analysis beginning on page 9. For the fiscal year 2006, the Compensation Committee held 3 meetings and took no action by unanimous written consent.

Compensation Committee Interlocks and Insider Participation

Each of James Lapolla (a former director), Mr. Shamash, Mr. Levin and Mr. Gallagher served as members of the compensation committee during 2006, none of which (i) was during such fiscal year, an officer or employee of the Company, (ii) formerly an officer of the Company, or (iii) had any relationship requiring disclosure under any paragraph of Item 404 of regulation S-K.

No executive officer of the Company served as a member of a compensation committee (or other board committee performing similar functions) of another entity, one of whose executive officers served on the Company’s compensation committee.

No executive officer of the Company served as a director of another entity, one whose executive officers served on the compensation committee of the Company.

No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions) of another entity, one of whose executive officers served as a director of the Company.

Nominating Committee

The Nominating Committee currently consists of Mr. Levin and Mr. Shamash, each of whom are independent directors as defined in Rule 4200(a)(15) of the NASDAQ Rules. The function of the Nominating Committee is to consider and recommend to the Board candidates for appointment or election as directors. The specific functions and responsibilities of the Nominating Committee are set forth in a written charter of the Nominating Committee, adopted by the Board of Directors. A copy of the Nominating Committee Charter is included as Appendix B to this proxy statement and can be viewed on the SEC’s EDGAR website. For the fiscal year 2006, the Nominating Committee held 1 meeting and took no action by unanimous written consent.

A nominee to the Board of Directors must have such experience in business or financial matters as would make such nominee an asset to the Board of Directors. In recommending director candidates, the Nominating Committee takes into consideration such factors as it deems appropriate based on the Company’s current needs. These factors may include diversity, age, skills such as an understanding of the healthcare industry, decision-making ability, inter-personal skills, experience with businesses and other organizations of comparable size, community activities and relationships, and the interrelationship between the candidate’s experience and business background, and other Board members’ experience and business background, as well as the candidate’s ability to devote the required time and effort to serve on the Board.

The Nominating Committee will consider for nomination candidates recommended by shareholders if the shareholders comply with the following requirements, as well as the requirements set forth in Article II, Section 14 of the Company’s Bylaws (filed as Exhibit 3(b) to the Company’s Form 10-K for the year ended December 31, 2006). If a shareholder wishes to recommend a candidate to the Nominating Committee for consideration as a Board of Directors’ nominee, such shareholder must submit in writing to the Nominating Committee the recommended candidate’s name, a brief resume setting forth the recommended candidate’s business and educational background and qualifications for service, any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, and a notarized consent signed by the recommended candidate stating the recommended candidate’s willingness to be nominated and to serve. This information must be delivered to the Nominating Committee of the Company at the Company’s address and must be received in a timely manner as specified in the Company’s Bylaws (these requirements are not applicable to persons nominated by or at the direction of the Board of Directors). The timing requirements with respect to next year’s annual meeting are described in the section of this proxy statement entitled “Shareholder Proposals.” The Nominating Committee may request further information if it determines a potential candidate may be an appropriate nominee. The Nominating Committee has recommended the election of the slate of nominees included in this proxy statement.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any shareholder who wishes to send communications to the Board of Directors should mail them addressed to the intended recipient by name or position in care of: Corporate Secretary, American Medical Alert Corp., 3265 Lawson Blvd., Oceanside NY 11572. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The corporate Secretary will send all appropriate shareholder communications to the intended recipient. An “appropriate shareholder communications” is a communication from a person claiming to be a shareholder in the communication, and the subject of which relates solely to the sender’s interest as a shareholder and not to any other personal or business interest.

In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to the independent or outside directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Audit Committee. In the case of communications addressed to committees of the Board, the Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

The Board of Directors encourages all of its members to attend the Company’s annual meeting of shareholders so that each director may listen to any concerns that shareholders may have that are raised at the annual meeting. All of the members of the Board of Directors who served during 2006 attended the Company’s 2006 annual meeting of shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to the ownership of shares of the Company’s Common Stock, as of June 4, 2007, with respect to (a) holders known to the Company to beneficially own more than five percent of the outstanding Common Stock of the Company, (b) each director, (c) the executive officers named in the Summary Compensation Table under the caption “Executive Compensation” and (d) all directors and executive officers of the Company as a group. The Company understands that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner.

	Name and Address	Amount and Nature of Beneficial	Percent of
Title of Class	Beneficial Owner(1)	Ownership	Class(2)

Common Stock	Howard M. Siegel	1,137,831(3)	12.3%

Common Stock	Ron Levin 84 Greenway Road Lido Beach, NY 11561	174,917(4)	1.9%

Common Stock	John Gallagher 26 Woodfield Road Stony Brook, NY 11790	21,017(5)	*

Common Stock	Yacov Shamash, PH.D. 7 Quaker Hill Road Stony Brook, NY 11790	49,817(6)	*

Common Stock	Jack Rhian	327,853(7)	3.5%

Common Stock	Frederic S. Siegel	358,985(8)	3.8%

Common Stock	Richard Rallo	116,926(9)	1.3%

Common Stock	Randi Baldwin	56,380(10)	*

Common Stock	Gregory Fortunoff 200 East 72nd Street New York, NY 10021	763,336(11)	8.2%

	All directors and executiveofficers as a group (9 persons)	3,007,062(12)	30.9%
__________________________________________________

(1)	Except as otherwise indicated, the address of each individual listed is c/o the Company at 3265 Lawson Boulevard, Oceanside, New York 11572.
(2)
Asterisk indicates less than 1%. Shares subject to options are considered outstanding only for the purpose of computing the percentage of outstanding Common Stock which would be owned by the optionee if the options were so exercised, but (except for the calculation of beneficial ownership by all directors and executive officers as a group) are not considered outstanding for the purpose of computing the percentage of outstanding Common Stock owned by any other person.

(3)	Includes 16,442 shares subject to currently exercisable stock options.
(4)	Includes 40,000 shares subject to currently exercisable stock options. Includes 15,200 shares owned by Mr. Levin's wife, to which Mr. Levin disclaims beneficial ownership.
(5)	Includes of 20,000 shares subject to currently exercisable stock options.
(6)	Includes 40,000 shares subject to currently exercisable stock options.
(7)	Includes 143,199 shares subject to currently exercisable stock options, and 48,000 shares owned by Mr. Rhian's wife.
(8)	Includes 123,926 shares subject to currently exercisable stock options.
(9)	Includes 91,926 shares subject to currently exercisable stock options.
(10)	Includes 55,180 shares subject to currently exercisable stock options.
(11)	Includes 10,000 shares subject to currently exercisable stock options
(12)	Includes options indicated in notes (3), (4), (5), (6), (7), (8), (9), (10) and (11).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Policy

The Company's Compensation Committee is responsible for establishing, implementing, and monitoring the Company's compensation strategy and policy and reviewing and recommending for the approval of the full Board of Directors the compensation for the named executive officers of the Company. Among its principal duties, the Compensation Committee ensures that the total compensation of the named executive officers is fair, reasonable and competitive.

Objectives and Philosophies of Compensation

The primary objective of the Company's compensation policy, including the executive compensation policy, is to help attract and retain qualified, energetic managers who are enthusiastic about the Company's business objectives. The policy is designed to reward the achievement of specific annual and long-term strategic goals, aligning executive performance with the Company’s growth and shareholder value. In addition, the Board of Directors strives to promote an ownership mentality among key leaders.

Setting Executive Compensation

The compensation policy is designed to reward the named executives based on both individual and Company performance. In measuring executive officers' contribution to the Company, the Compensation Committee considers numerous factors including the named executive’s individual efforts, Company's growth and financial performance as measured by revenue and earnings before interest and taxes among other key performance indicators.

Regarding most compensation matters, management provides recommendations to the Compensation Committee; however, the Compensation Committee does not delegate any of its functions to others in recommending compensation to the Board of Directors. The Compensation Committee does engage outside compensation consultants, from time to time, with respect to executive and/or director compensation matters.

Stock price performance has not been a factor in determining annual compensation because the price of the Company's common stock is subject to a variety of factors outside of management's control. The Company does not subscribe to an exact formula for allocating between cash and non-cash compensation or allocating between incentive or performance based compensation and non-performance based compensation, each of which is determined on a case by case basis, balancing the need to offer competitive base salaries, with the goal of incentivizing executives to contribute to the Company’s growth. A portion of total executive compensation, excluding the Chief Financial Officer and Senior Vice President - Marketing, is performance-based, taking into consideration the nature of each executive’s position and the opportunity to contribute to meeting the performance targets chosen. Historically, the majority of the performance based compensation for executives have been in the form of equity incentives in order to better align the goals of executives with the goals of shareholders.

Elements of Company's Compensation Plan

The principal components of compensation for the Company's executive officers are:
•	Base salary
•	Nonperformance-based incentive stock compensation
•	Performance-based incentive stock compensation

Base Salary

The Company provides named executive officers and other employees with base salaries to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility.

During its review of base salaries for executives, the Compensation Committee primarily considers:
•	Comparable salaries of executives of similar positions employed by companies of similar size as the Company;
•	Internal review of the executives' compensation, both individually and relative to other officers; and
•	Past performance of the executive.

Salary levels are typically evaluated annually as part of the Company's performance review process, as well as upon a promotion or other change in job responsibility, but are usually set at the time of execution of the applicable employment contracts. Employment contracts for named executives range between 2-5 years in length and usually provide for a graduated increase in base salary.

Non Performance-Based Stock Compensation

As part of executing employment agreements with its named executives, the Company granted stock options, as well as stock grants to these named executives. The stock grant shares vest over time, subject to the condition that the executive is employed by the Company at particular yearly intervals. These grants are made to encourage longevity of service and to provide the executives with an ownership interest in the Company.

The majority of the stock options granted by the Board of Directors vest immediately and have terms anywhere from five to ten years. Vesting and exercise rights cease 90 days after the termination of employment for executives. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights.

Performance-Based Incentive Stock Compensation

The Company’s stock and option plans give the Compensation Committee the latitude to design stock-based incentive compensation programs to promote high performance and achievement of corporate goals, encourage the growth of shareholder value and allow key employees to participate in the long-term growth and profitability of the Company.

For stock-based programs, the Compensation Committee may recommend granting to participants stock, stock options and stock appreciation rights, which are the only non-cash incentive currently approved by the shareholders of the Company. In granting these awards, the Compensation Committee recommends parameters such as vesting schedules and terms of the grants.

Equity award levels are determined based on the Company’s assessment of the named executives’ contribution to the achievement of performance targets, and vary among participants based on their positions within the Company. Shares are generally earned based on the Company meeting certain revenue and EBIT thresholds. These awards are granted or approved at the Board of Directors’ regularly or special scheduled meeting. Stock options are awarded at the NASDAQ's closing price of the Company's Common Stock on the date of the grant.

Equity awards to executives are generally granted or determined at the time of the execution of the applicable employment agreement.

Individual Compensation Considerations

With respect to each of the named executives, in additional to the general considerations described above, the Compensation Committee evaluated the following criteria in determining such executive's compensation structure:

Howard Siegel

In 2006, the Compensation Committee based its recommendations with respect to Mr. Siegel’s compensation, was the long time Chief Executive Officer, based on Mr. Siegel's anticipated resignation from such position effective as of January 1, 2007, and increasingly reduced role in the management of the operations of the Company. The Compensation Committee recommended that Mr. Siegel be employed as Senior Adviser and devote his full time to the Company for one year, with a reduced time commitment over the final two years of a 3 year employment contract. As a result, the Compensation Committee recommended that Mr. Siegel's base salary be reduced, in each of the 3 years covered by his employment agreement in light of the reduced role and time commitment expected of Mr. Siegel.. The Compensation Committee also believed that Mr. Siegel’s continued contributions to the Company in his new role were important and could impact the Company’s overall performance and, therefore, recommended that equity incentive compensation be awarded based on performance targets related to the overall performance of the Company and based on Mr. Siegel's contribution to the achievement of such targets. In recommending the specific performance criteria, the committee determined that the award should primarily be based on earnings before interest and taxes (“EBIT”), which it believes is the best indicator of the Company’s overall performance.

In determining the compensation structure, the compensation committee considered the following metrics:

•	Evaluation of past individual performance and expected future contribution.
•	Use of an outside third party consultant
•	Overall past performance and desired future performance of the Company

Jack Rhian

In 2005, the Compensation Committee recommended that Mr. Rhian’s pay structure, who was then the President and Chief Operating Officer, should be comprised of a (i) base salary, (ii) performance based stock compensation and (iii) non-performance stock compensation. In light of Mr. Rhian’s past and future position with the Company as President and Chief Operating Officer, the committee felt that since Mr. Rhian would be responsible for overseeing the Company’s overall performance, a significant portion of his compensation should be based on Company performance criteria. In recommending the specific performance criteria, the Compensation Committee determined that the award should primarily be based on EBIT, which it believes is the best indicator of the Company’s overall performance. In addition, to provide incentive to Mr. Rhian to remain with the Company, the Compensation Committee also recommended compensating Mr. Rhian with non-performance shares which would vest annually over his employment agreement.

In determining the various levels of performance targets, the Compensation Committee considered the following metrics:

•	Evaluation of past individual performance and expected future contribution.
•	A review of compensation packages with comparable companies.
•	Use of an outside third party consultant
•	Overall past performance and desired future performance of the Company

Frederic Siegel

In 2007, the Compensation Committee recommended that Mr. Siegel's pay structure, who is the Executive Vice President, be comprised of a (i) base salary, (ii) performance based stock compensation and (iii) non-performance stock compensation. Due to Mr. Siegel’s overall responsibility for the operating results of the Company's Health and Safety Monitoring Systems ("HSMS") division, including delivery of top line and pre-tax profit, the Compensation Committee believed that a portion of his compensation should be based on Company performance targets. As part of this structure, the Compensation Committee also recommended to reduce the base salary earned by Mr. Siegel over the past two years in order to appropriately balance the allocation between performance based and non-performance based compensation. In recommending the specific performance criteria, the Compensation Committee determined that the performance incentives should be broken out into three areas; (i) HSMS revenue growth, (ii) HSMS EBIT growth and (iii) total Company EBIT growth, with the majority of the performance incentive being weighted towards the first two criteria. In addition, to provide incentive to Mr. Siegel to remain with the Company, the Compensation Committee recommended compensating Mr. Siegel with non-performance shares which would vest annually over his employment agreement.

In determining the various levels of performance targets, the Compensation Committee considered the following metrics:

•	Evaluation of past individual performance and expected future contribution.
•	A review of compensation packages with comparable companies.
•	Use of an outside third party consultant
•	Overall past performance and desired future performance in the HSMS segment as well as the Company

Richard Rallo

In 2005, the Compensation Committee recommended that Mr. Rallo’s pay structure, who is the Chief Financial Officer, be comprised of a base salary and non-performance stock compensation. Due to his unique position as Chief Financial Officer, the Compensation Committee did not believe it was appropriate to provide performance based compensation as part of Mr. Rallo’s pay structure. In addition, to provide incentive to Mr. Rallo to remain with the Company, the Compensation Committee recommended compensating Mr. Rallo with non-performance shares which would vest annually over his employment agreement.

In determining the structure of Mr. Rallo’s compensation, the Compensation Committee considered the following metrics:

•	Evaluation of past individual performance and expected future contribution.
•	A review of compensation packages with comparable companies.
•	Use of an outside third party consultant

Retirement and Other Benefits

All employees in the United States are eligible to participate in the Company's 401(k) Retirement Plan.

401(k) Retirement Plan

In 1997, the Company instituted a 401(k) Plan covering substantially all full-time employees with six months of service. Under the Plan, employees may elect to defer up to 15% of compensation (subject to certain limitations). Matching contributions are discretionary and may be contributed at the option of the Company. The Company currently matches 15% of up to 4% of the employee contributions. In addition, the Company may make an annual discretionary profit-sharing contribution. Employee contributions, Company matching contributions and related earnings are always 100% vested.

Accounting and Tax Considerations

Beginning on January 1, 2006, the Company began accounting for stock-based payments in accordance with the requirements of FASB Statement 123(R). As a result, the Company stopped issuing stock options to its executive officers and directors, and instead issues stock in lieu of such stock option grants.

Under this accounting pronouncement, the Company is required to value unvested stock options granted prior to the adoption of SFAS 123 under the fair value method and expense those amounts in the income statement over the stock option's remaining vesting period.

Section 162(m) of the Internal Revenue Code restricts deductibility of executive compensation paid to the Company’s chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under Section 162(m) or related regulations. The Board of Directors’ policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable. Income related to stock and stock options generally qualifies for an exemption from these restrictions imposed by Section 162(m). In the future, the Board of Directors will continue to evaluate the advisability of qualifying its executive compensation for full deductibility.

Summary Compensation Table

The following table includes information concerning compensation for the one year period ended December 31, 2006 with respect to our Chief Executive Officer and Chief Financial Officer and two other of our most highly compensated executive officers for such period (the “named executive officers”).

Name And Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	All Other Compen- sation ($)	Total ($)
Howard Siegel, Chief Executive Officer	2006	$347,288	-	-	$1,441 (2)	$348,729
Jack Rhian, President and Chief Operating Officer	2006	$240,000	-	$168,000	$13,463 (3)	$421,463
Frederic Siegel, Senior Vice President - Business Development	2006	$200,000	-	-	$12,000 (4)	$212,000
Richard Rallo, Chief Financial Officer	2006	$170,000	$5,000	$20,000	$10,686 (5)	$205,686

(1)
The amounts in the “Stock Awards” column reflect the dollar amounts recognized as compensation expense for financial statement reporting purposes for stock grants for the fiscal year ended December 31, 2006 in accordance with SFAS 123R. The assumptions we used to calculate these amounts are discussed in Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

(2)	Includes employer 401(k) contribution of $1,441.
(3)	Includes employer 401(k) contribution of $1,463 and auto stipend of $12,000.
(4)	Includes employer 401(k) contribution of $600 and auto stipend of $11,400.
(5)	Includes employer 401(k) contribution of $1,086 and auto stipend of $9,600.

Grants of Plan-Based Awards

The following table provides information on stock options, stock units and performance stock units granted in 2006 to each of our named executive officers. There can be no assurances that the Grant Date Fair Value of Stock and Option Awards will ever be realized. The amount of these awards that were expensed in 2006 is shown in the Summary Compensation Table.

		Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Thresh- Old (#)	Target (#)	Maxi- Mum (#)	All Other Stock Awards Number Of Shares of Stock or Units (#)	Grant Date Fair Value Of Stock and Option Awards(1)
Howard Siegel		-	-	-	-	-

Jack Rhian	1/01/06				50,000(2)	$300,000
	1/01/06	10,000(3)	80,000(4)	90,000(5)		$540,000

Frederic Siegel		-	-	-	-	-

Richard Rallo	1/01/06	-	-	-	10,000(6)	$60,000

(1)
The amounts in the “Grant Date Fair Value of Stock and Stock Option Awards” column reflect the grant date fair value of the applicable award as of the date of grant as determined in accordance with SFAS 123R. The assumptions we used to calculate these amounts are discussed in Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

(2)	Represents stock granted subject to repurchase rights. The repurchase right lapses with respect to 10,000 shares each on December 31, 2006, 2007, 2008, 2009 and 2010.
(3)
Represents the minimum amount of shares (2,000) that may be earned in each year ending December 31, 2006, 2007, 2008, 2009 and 2010, based on the Company's revenue increasing by 15% year over year for each such period. 2,000 shares were earned for the year ended December 31, 2006.

(4)
Represents the total number of shares to be earned, assuming the Company's revenue and EBIT growth equal to the growth experienced in 2006. 16,000 shares were earned for the year ended December 31, 2006.

(5)	Represents the total number of shares that can be awarded under the executive's employment agreement if all of the highest performance thresholds are met.
(6)
Represents stock granted subject to repurchase rights. The repurchase right lapses with respect to 2,500 shares on December 31, 2006, 3,500 shares on December 31, 2007, and 4,000 shares on December 31, 2008.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

On December 13, 2006, we entered into an employment agreement with Howard M. Siegel, whereby he is employed for a period of three years beginning January 1, 2007 as our Senior Advisor. Up until December 31, 2006, Mr. Siegel was our Chief Executive Officer. Mr. Siegel’s new employment agreement provides for the following base salary amounts: $300,000 in 2007, $225,000 in 2008 and $175,000 in 2009.

In connection with his new employment agreement, Mr. Siegel will be granted the following bonus compensation grants up to 23,500 shares based on earnings before deduction of interest and taxes (“EBIT”), as derived from our audited financial statements for the applicable fiscal year, meeting or exceeding the EBIT performance goals as follows: (i) for 2007, 6000 shares if we achieve 15% year over year EBIT growth (over 2006 results), plus a proportional number of additional shares for each 1% above 15%, up to a maximum of 10,000 shares in the aggregate on 25% EBIT growth; (ii) for 2008, 4,500 shares if we achieve 15% year over year EBIT growth (over 2007 results), plus a proportionate number of additional shares, for each 1% above 15%, up to a maximum of 7,500 shares in the aggregate on 25% EBIT growth and (iii) for 2009, 3,600 shares if we achieve 15% year over year EBIT growth (over 2008 results) plus a proportional number of additional shares for each 1% above 15%, up to a maximum of 6,000 shares in the aggregate on 25% EBIT growth. Any such bonus will be based on the Board’s assessment of Mr. Siegel’s performance in relation to achievement of EBIT targets.

In addition, the Board of Directors may in its discretion grant Mr. Siegel additional shares, not to exceed an aggregate total of 50,000 shares currently reserved for Mr. Siegel pursuant to our 2005 Stock Incentive Plan (inclusive of any shares granted pursuant to the EBIT growth targets above), based on significant contributions made by Mr. Siegel as determined by our Compensation Committee and approved by the Board of Directors. Any shares granted pursuant to the above arrangements would be issued from our 2005 Stock Incentive Plan.

On November 11, 2005, we entered into an employment agreement with Jack Rhian, whereby he is employed for a period of 5 years beginning on January 1, 2006 as our President and Chief Operating Officer. Effective January 1, 2007, Mr. Rhian was also appointed as our Chief Executive Officer. Mr. Rhian’s employment agreement provides for the following base salary amounts: $240,000 per annum, for the period beginning January 1, 2006 and ending December 31, 2006; $260,000 per annum, for the period beginning January 1, 2007 and ending December 31, 2007; $280,000 per annum, for the period beginning January 1, 2008 and ending December 31, 2008; $300,000 per annum, for the period beginning January 1, 2009 and ending December 31, 2009; and $300,000 per annum, for the period beginning January 1, 2010 and ending December 31, 2010.

In connection with his employment agreement, on January 20, 2006, we entered into a stock purchase agreement with Mr. Rhian. Pursuant to this stock purchase agreement, Mr. Rhian was granted 50,000 shares of restricted common stock subject to a repurchase right in our favor. We have the right to repurchase the shares for $.01 per share if Mr. Rhian ceases to be employed by us. The repurchase right lapsed with respect to 10,000 shares on December 31, 2006, and lapses with respect to (i) 10,000 shares on December 31, 2007, (ii) 10,000 shares on December 31, 2008, (iii) 10,000 shares on December 31, 2009, and (iv) 10,000 shares on December 31, 2010, subject to the condition that Mr. Rhian remains employed by us on each such applicable date; provided, however, that in the event of a change in control (as defined in Mr. Rhian’s employment agreement) if we or our successor pursuant to such change in control, as applicable, and Mr. Rhian either agree to continue the employment agreement or to enter into a new employment agreement mutually acceptable to us or our successor and Mr. Rhian in lieu of his current employment agreement, then any such shares which remain unvested, shall vest immediately upon our or our successor’s mutual agreement with Mr. Rhian to continue his current employment agreement or to enter into a new employment agreement.

In addition, Mr. Rhian is entitled to the following bonus compensation stock grants: (i) up to 80,000 shares based on our earnings before deduction of interest and taxes ("EBIT"), as derived from our audited financial statements for the applicable fiscal year, meeting or exceeding the EBIT performance goals set forth below, and (ii) 2,000 shares of common stock per year, for a total of up to 10,000 shares of common stock over the employment period, based on our total revenues, as set forth in our audited financial statements for the applicable fiscal year, meeting or exceeding an amount equal to at least 115% of the Company's total revenues for the prior fiscal year.

EBIT Targets For 2006 - 2010

EBIT growth over prior fiscal year	# of Shares

15.0 - 17.49%	8,000 shares
17.5 - 19.99%	9,000 shares
20.0 - 22.49%	10,500 shares
22.5 - 24.99%	13,000 shares
25.0% - or more	16,000 shares

For the fiscal year ended December 31, 2006, our year over year EBIT growth was 28%, our year over year revenue growth exceeded 115% and therefore, Mr. Rhian became entitled to 18,000 bonus shares.

In the event that the minimum EBIT growth percentage is not met for a particular fiscal year, Mr. Rhian will have the opportunity to earn back the minimum performance bonus grant for such fiscal year as follows: if the EBIT growth percentage in the subsequent fiscal year combined with the EBIT growth percentage of the prior fiscal year exceeds 30%, then the number of percentage points needed to be added to the prior fiscal year's EBIT growth percentage to equal 15%, shall be deducted from the subsequent fiscal year EBIT growth percentage and added to the prior fiscal year EBIT growth percentage, and Mr. Rhian shall be granted 8,000 shares of common stock for the prior fiscal year, and an additional number of shares of common stock for the subsequent fiscal year shall be granted determined based on the above formula taking into account the reduced subsequent year EBIT growth percentage.

In the event that Mr. Rhian should become disabled and be unable to perform his duties for a period of one hundred eighty (180) consecutive days or an aggregate of more than one hundred eighty (180) consecutive days in any 12 month period, we may terminate the his employment agreement after the expiration of such period.

We and Mr. Frederic Siegel, our Executive Vice President, were parties to a two-year employment agreement which expired on December 31, 2005, the terms of which provided for an annual base salary of $200,000 in each fiscal year of the contract. In addition, Mr. Siegel received a 10 year option to purchase 35,000 shares of our common stock, at an exercise price of $4.24 per share, all of which are fully vested. During 2006, Mr. Siegel was compensated at the same base salary as he was earning under his expired employment agreement.

On May 29, 2007, we entered into a four year employment agreement, commencing as of January 1, 2007, pursuant to which Mr. Frederic Siegel is employed as our Executive Vice President. Under the terms of the agreement, Mr. Siegel will be paid a base salary of $190,000 for the first year, $200,000 for the second year, $210,000 for the third year and $220,000 for the fourth year. Mr. Siegel will also be granted 5,500 shares of our common stock for each year of service under the agreement as a retention bonus. In addition, Mr. Siegel will be eligible to receive additional bonuses payable in cash and shares of our common stock based on certain revenue and earnings before deduction of interest and taxes (“EBIT”) targets, as set forth below:

(i) a cash bonus equal to one of the following percentages of the dollar amount of yearly revenue growth in excess of 7% in the our Health and Safety Monitoring Systems (“HSMS”) segment for each of the fiscal years ending December 31, 2007, 2008, 2009 and 2010: 2%, if the HSMS revenue grows by more than 7% but less than 10%; 3%, if the HSMS revenue grows by 10 % or more but less than 13%; 4.25%, if the HSMS revenue grows by 13% or more but less than 16%; 5.75%, if the HSMS revenue grows by 16% or more but less than 19%; 7.5%, if the HSMS revenue grows by 19% or more.

(ii) a cash bonus equal to one of the following percentages of the our EBIT from our HSMS segment for each of the fiscal years ending December 31, 2007, 2008, 2009 and 2010, plus one of the following number of shares: 2% plus 500 shares, if the HSMS EBIT equals to 5% or more but less than 6% of the HSMS revenues for the applicable year; 2.5% plus 1,000 shares, if the HSMS EBIT equals to 6% or more but less than 7% of the HSMS revenues for the applicable year; 3.0% plus 1,500 shares, if the HSMS EBIT equals to 7% or more but less than 8% of the HSMS revenues for the applicable year; 3.5% plus 2,000 shares, if the HSMS EBIT equals to 8% or more but less than 9% of the HSMS revenues for the applicable year; 4.0% plus 2,500 shares, if the HSMS EBIT equals to 9% or more but less than 10% of the HSMS revenues for the applicable year; 4.5% plus 3,000 shares, if the HSMS EBIT equals to 10% or more of the HSMS revenues for the applicable year; and

(iii) one of the following number of shares based on the year-over-year growth of our EBIT on a consolidated basis for each of the fiscal years ending December 31, 2007, 2008, 2009 and 2010: 3,000 shares, if EBIT grows by 15% or more but less than 17.5%; 4,000 shares, if EBIT grows by 17.5% or more but less then 20%; 5,250 shares, if EBIT grows by 20% or more but less than 22.5%; 6,500 shares, if EBIT grows by 22.5% or more but less than 25%; and 8,500 shares, if EBIT grows by 25% or more.

To the extent that the number of shares earned pursuant to paragraph (ii) and (iii) above exceed 37,500 (the number of shares in the Company’s 2005 Incentive Plan currently reserved for Mr. Siegel’s performance based grants), the grant of any such excess shares shall be subject to shareholder approval prior to issuance.

In the event that Mr. Siegel should become disabled and be unable to perform his duties for a period of one hundred eighty (180) consecutive days or an aggregate of more than one hundred eighty (180) consecutive days in any 12 month period, the Company may terminate the employment agreement after the expiration of such period.

On January 20, 2006, we entered into an employment agreement with Richard Rallo, whereby he is employed for a period of 3 years, beginning on January 1, 2006, as our Chief Financial Officer. Mr. Rallo’s employment agreement provides for the following base salary amounts: $170,000 per annum, for the period beginning January 1, 2006 and ending December 31, 2006; $185,000 per annum, for the period beginning January 1, 2007 and ending December 31, 2007; and $200,000 per annum, for the period beginning January 1, 2008 and ending December 31, 2008. Mr. Rallo’s employment agreement is only terminable upon certain specified events constituting cause, and in certain circumstances upon a change in control. In addition, Mr. Rallo received a $5,000 cash bonus in connection with the execution of his employment agreement.

In connection with his employment agreement, on January 20, 2006, we entered into a stock purchase agreement with Mr. Rallo. Pursuant to this stock purchase agreement, Mr. Rallo was granted 10,000 shares of restricted common stock subject to a repurchase right in our favor. We have the right to repurchase the shares for $.01 per share if Mr. Rallo ceases to be employed by us. The repurchase right lapsed with respect to 2,500 shares on December 31, 2006, and lapses with respect to (i) 3,500 shares on December 31, 2007, and (ii) 4,000 shares on December 31, 2008, subject to the condition that Mr. Rallo remains employed by us on each such applicable date; provided, however, that in the event of a change in control (as defined in his employment agreement) if we or our successor pursuant to such change in control, as applicable, and Mr. Rallo either agree to continue his current employment agreement or to enter into a new employment agreement mutually acceptable to us or our successor and Mr. Rallo in lieu of his current employment agreement, then any such shares which remain unvested, shall vest immediately upon our or our successor’s mutual agreement with Mr. Rallo to continue is current employment agreement or to enter into a new employment agreement.

In the event that Mr. Rallo should become disabled and be unable to perform his duties for a period of one hundred eighty (180) consecutive days or an aggregate of more than one hundred eighty (180) consecutive days in any 12 month period, we may terminate his employment agreement after the expiration of such period.

Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of shares covered by exercisable and unexercisable stock options and stock grants held by our named executive officers on December 31, 2006.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Howard Siegel	20,000	$4.004	3/13/07
	7,942	$2.53	8/12/07
	8,500	$2.519	1/27/08

Jack Rhian				40,000	$267,600	90,000	$602,100
	50,000	$2.00	1/31/08
	4,343	$2.87	12/31/11
	30,000	$3.25	1/30/12
	25,000	$3.50	1/30/13
	25,000	$4.00	1/30/14
	3,826	$2.30	8/12/12
	5,000	$2.29	1/27/13

Frederic Siegel	25,000	$2.87	12/31/11
	8,252	$2.87	12/31/11
	4,827	$2.30	8/12/12
	6,400	$2.29	1/27/13
	13,917	$1.98	4/08/13
	65,530	$4.24	5/27/14

Richard Rallo	5,000	$2.00	1/31/07	7,500	$50,175
	5,088	$2.87	12/31/11
	10,000	$3.25	1/30/12
	3,038	$2.30	8/12/12
	3,800	$2.29	1/27/13
	10,000	$2.00	2/01/08
	30,000	$2.50	11/14/13
	5,000	$4.24	5/27/14
	25,000	$5.96	12/07/10

(1)	All stock options were fully vested at December 31, 2006.
(2)
The stock grants for Mr. Rhian vest on a yearly basis on each December 31 at 10,000 shares per year for the next four years. The stock grants for Mr. Rallo vest as follows: (i) 3,500 at December 31, 2007 and (ii) 4,000 at December 31, 2008.

(3)	Based on the closing market price of the Company's common stock at the end of the last completed fiscal year ($6.69), multiplied by the number of shares reported.
(4)	Mr. Rhian may earn up to a potential maximum of 18,000 shares per year based on certain performance criteria as described above.

Option Exercises and Stock Vested

The following table provides information on stock option exercises and vesting of stock grants with respect to each of our named executive officers during the fiscal year ended December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Howard Siegel	26,538	$71,955	-	-
Jack Rhian	48,654	$94,159	10,000	$66,900
Fred Siegel	83,154	$133,641	-	-
Rich Rallo	5,000	$10,000	2,500	$16,725

(1) Based on the difference between the market price of the underlying securities at exercise and the exercise price of the options.
(2) Based on the market value of the shares on the day of vesting.

  Potential Payments upon Termination or Change-in-Control

Unless Mr. Rhian is terminated for cause (as defined in his employment agreement), in the event that we do not offer Mr. Rhian to enter into a written employment agreement with terms and conditions no less favorable than substantially the same terms and conditions as his current employment agreement to begin immediately following the expiration of his current employment agreement, Mr. Rhian shall receive payment of base salary, based on the then applicable salary level, for a period of twelve (12) months from the date of the expiration of his current employment agreement.

In the event of his death during the term of the employment agreement, Mr. Rhian’s estate or such other person as he designated will be entitled to receive his base salary for a period of one year from the date of his death.

In addition, in the event there is a change in control (as defined in his employment agreement) and Mr. Rhian’s employment with us is terminated within 180 days following such change in control without cause or through a constructive termination, then Mr. Rhian will be entitled to a lump sum cash payment equal to 2.99 times his average annual total compensation, as measured for the past 5 years, in lieu of any remaining obligations from us under his employment agreement. Had such termination occurred on December 31, 2006, Mr. Rhian would have been entitled to receive a $626,545 payment as a result of such termination.

Unless Mr. Frederic Siegel is terminated for cause (as defined in his employment agreement), in the event that the Company does not offer Mr. Siegel to enter into a written employment agreement with terms and conditions no less favorable that substantially the same terms and conditions as his current employment agreement to begin immediately following the expiration of his current employment agreement, Mr. Siegel shall receive payment of base salary, based on the then applicable salary level, for a period of twelve (12) months from the date of the expiration of his current employment agreement.

In the event of his death during the term of the employment agreement, Mr. Siegel’s estate or such other person as he designated will be entitled to receive his base salary for a period of one year from the date of his death.

In addition, in the event there is a change in control (as defined in his employment agreement) and Mr. Siegel’s employment with us is terminated within 180 days following such change in control under certain conditions, Mr. Siegel will be entitled to a lump sum payment equal to 2.99 times his average annual total compensation, as measured for the past 5 years, in lieu of any remaining obligations of the Company under his employment agreement. Has such termination occurred on December 31, 2006, Mr. Siegel would have been entitled to receive a $566,434 payment as a result of such termination.

Unless Mr. Rallo is terminated for cause (as defined in his employment agreement), in the event that we do not offer Mr. Rallo to enter into a written employment agreement with terms and conditions no less favorable than substantially the same terms and conditions as his current employment agreement to begin immediately following the expiration of his current employment agreement, Mr. Rallo shall receive payment of base salary, based on the then applicable salary level, for a period of twelve (12) months from the date of the expiration of his current employment agreement.

In the event of his death during the term of his employment agreement, Mr. Rallo’s estate or such other person as he designated will be entitled to receive his base salary for a period of one year from the date of his death.

In addition, in the event there is a change in control (as defined in the Mr. Rallo’s employment agreement) and Mr. Rallo’s employment with us is terminated within 180 days following such change in control without cause or through a constructive termination, then Mr. Rallo will be entitled to a lump sum payment equal to 2.99 times his average annual total compensation, as measured for the past 5 years, in lieu of any remaining obligations from us under his employment agreement. Had such termination occurred on December 31, 2006, Mr. Rallo would have been entitled to receive a $450,209 payment as a result of such termination.

DIRECTOR COMPENSATION

The table below shows the annual compensation for the Company’s non-employee directors during 2006.

Name	Fees Earned or Paid In Cash ($)	Option Awards (1)(2) ($)	Total ($)
Ron Levin	$15,000	$9,052	$24,052
Yacov Shamash	$15,000	$9,052	$24,052
James Lapolla	$15,000	$9,052	$24,052
Jack Gallagher	$15,000	$9,052	$24,052
Greg Fortunoff	$9,000	$9,052	$18,052

(1)
The amounts in the “Option Awards” column reflect the dollar amounts recognized as compensation expense for financial statement reporting purposes, for stock option grants, for the fiscal year ended December 31, 2006 in accordance with SFAS 123R. The assumptions we used to calculate these amounts are discussed in Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

(2)
The stock options were granted to the non-employee Board of Directors on August 3, 2006 and were granted at the fair value on this date. The Company recorded the entire expense relating to such grants in 2006.

Narrative Disclosure to Directors Compensation Table

We do not compensate our Directors who are also employees for their service as Directors. In fiscal 2006, all of our non-employee Directors received an annual retainer of $9,000, with an additional $3,000 per annum for each audit and compensation committee membership. In addition, such Directors were granted fully vested stock options to purchase 10,000 shares upon their election at the annual meeting.

In April 2007, the Company’s Board of Directors adopted a new compensation plan for its non-employee directors. Under the new plan, each non-employee director will receive quarterly stock grants, in lieu of cash payments which existed under the prior plan. All non-employee directors will receive common stock ranging in value from $15,000 up to $24,000 per year, depending on the number of committee memberships, to be granted for each quarter of service, based on the closing price of the stock at the end of the relevant quarter. In addition, in place of a grant of an option to purchase 10,000 shares, which was granted each year upon election at the annual meeting of shareholders, each non-employee director will receive such number of shares of common stock equal to the value of an option to purchase 10,000 shares in accordance with FASB 123R, to be granted upon election at the annual meeting of shareholders based on the closing price of AMAC's stock on such date. All shares granted under the program will be subject to a one-year contractual lock-up from the date of their grant.

Transactions with Related Persons

The Company's executive offices and back-up Emergency Response Center are located in a 5,600 square foot facility at 3265 Lawson Boulevard, Oceanside, New York. On January 1, 1995, the Company entered into a five-year operating lease with Howard M. Siegel, Chairman of the Board and Senior Advisor. In February 1998 the lease for this space and the adjoining 8,000 square foot parking lot was extended until September 30, 2007 (the "Lease"). The Lease provides for a base annual rent of $74,600, subject to a 5% annual increase plus reimbursements for real estate taxes and other operating expenses. In October 1997, the Company entered into a separate ten-year operating lease (the “1997 Lease”), for an additional 2,200 square feet of office space located in an adjacent building owned by Add on Properties, LLC, owned by Mr. H. Siegel. The 1997 Lease called for an initial minimum annual rent of $36,000, subject to a 5% annual increase plus reimbursement for real estate taxes. In November 1999, an Addendum to the 1997 Lease was entered into for an additional 2,200 square feet at an annual rent of $39,600 subject to the same terms and conditions stated in the original lease. In November 2004, the Company vacated and surrendered possession of this premises and Add on Properties, LLC waived and released the Company from any further obligations it may have had pursuant to the terms and provisions of the aforementioned lease. The Company believes that the remaining lease has terms which are competitive and customary.

Mr. H. Siegel owed the Company $123,532 at December 31, 2001 for certain advances made to him. In July 2002, the amount due from Mr. H. Siegel, plus accrued interest, was converted into a promissory term loan. The loan bears interest at a rate of 5% per annum and is payable in monthly installments of principle and interest through September 1, 2009. The amount outstanding at December 31, 2006 and 2005 was $73,713 and $98,107, respectively.

Review, Approval or Ratification of Transactions with Related Persons

On an ongoing basis, the compensation committee is responsible for reviewing and recommending for approval any transaction which would require disclosure under Item 404(a) of Regulation S-K.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission and furnish copies of those reports to the Company. Each of Mr. Howard Siegel and Mr. Frederic Siegel failed to timely file a Statement of Changes of Beneficial Ownership on Form 4 once. The Company is not aware of any other late filings, or failures to file, any other reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2006.

Code of Ethics

The Company’s Board adopted a Code of Ethics which applies to all of the Company’s Directors, executive officers and employees. The Code of Ethics is available to any person without charge upon request to the Company’s Chief Executive Officer at 36-36 33rd Street, Long Island City, NY 11106.

Required Vote

Directors are elected by a plurality of the votes cast at the Meeting. Votes withheld in the election of directors and abstentions or broker non-votes, if any, will be deemed as present for the purposes of determining the presence of a quorum at the Meeting, but will not be counted towards the election of any person as a director. Brokers who hold shares of common stock as nominees generally have discretionary authority to vote such shares on this proposal if they have not received voting instructions from the beneficial owner by the tenth day before the Meeting, provided that this proxy statement has been transmitted to the beneficial holder at least 15 days prior to the Meeting. In the event that any of the nominees should become unavailable before the Meeting, it is intended that shares represented by the enclosed proxy will be voted for such substitute nominee as may be nominated by the current Board of Directors.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED A VOTE IN FAVOR OF EACH NOMINEE NAMED IN THE PROXY.

Proposal 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors believes that it is desirable to request the shareholders of the Company to ratify the Audit Committee’s selection of Margolin, Winer & Evens, LLP as the Company’s independent auditors for the fiscal year ended December 31, 2007. Ratification of the selection is not required by law, and the Company is not required to take any action if the shareholders fail to ratify the selection of Margolin, Winer & Evens, LLP as the Company’s independent auditors.

Independent Public Accountants

The firm of Margolin, Winer & Evens, LLP has served as the independent auditors of the Company since 1995. The Audit Committee of the Board of Directors has appointed Margolin, Winer & Evens, LLP to continue as the independent auditors of the Company for the fiscal year ending December 31, 2007.

A representative of Margolin, Winer & Evens, LLP is expected to be present at the Meeting to respond to appropriate questions from shareholders and to make a statement if such representative desires to do so.

Audit Fees

Audit fees billed to the Company by Margolin, Winer & Evens, LLP for its audit of the Company’s financial statements and for its review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for 2006 and 2005 totaled $195,000 and $162,000, respectively.

Audit Related Fees

Audit related fees billed to the Company by Margolin, Winer & Evans, LLP during 2006 and 2005 totaled $45,900 and $85,000, respectively. Such amounts include employee benefit plan audits, due diligence relating to acquisition transactions and consultations concerning financial accounting and reporting.

Tax Fees

Tax fees billed to the Company by Margolin, Winer & Evens, LLP during 2006 and 2005 were $50,000 and $30,000, respectively. Such fees involved the preparation of tax returns and assistance with tax audits.

Other Fees

There were no other fees billed to the Company by Margolin, Winer & Evens, LLP during 2006 and 2005.

Audit Committee Pre-Approval Policies

The Audit Committee has adopted a procedure under which all fees charged by Margolin, Winer & Evens, LLP must be pre-approved by the Audit Committee, subject to certain permitted statutory de minimus exceptions.

Financial Information Systems Design and Implementation Fees

The Company did not engage Margolin, Winer & Evens, LLP to provide advice to the Company regarding financial information systems design and implementation during fiscal year 2006.

Required Vote

The affirmative vote of a majority of the votes cast on this proposal will be required to ratify the appointment of Margolin Winer & Evens, LLP as auditors of the Company for the fiscal year ending December 31, 2007. Abstentions and broker non-votes, if any, will not be counted as votes “cast” with respect to this matter. Unless otherwise directed, persons named in the Proxy intend to cast all properly executed Proxies received by the time of the Meeting FOR the ratification of the appointment of Margolin, Winer & Evens, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007. Brokers who hold shares of Common Stock as nominees generally have discretionary authority to vote such shares on this proposal if they have not received voting instructions from the beneficial owners by the tenth day before the Meeting, provided that this proxy statement is transmitted to the beneficial owners at least 15 days before the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF MARGOLIN, WINER & EVENS, LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007

MISCELLANEOUS

Shareholder Proposals

Under SEC regulations and the Company’s Bylaws, shareholder proposals intended to be presented at the Company’s annual meeting of shareholders to be held in 2008 and to be included in the Company’s proxy statement relating to that meeting must be received by the Company no later than February 18, 2008. Such proposals relating to possible director nominees should be addressed to the attention of the Nominating Committee, c/o John Rogers, the Company’s Secretary, and all other proposals should be addressed to John Rogers, the Company’s Secretary, in each case at the address set forth above. Under SEC regulations and the Company’s Bylaws, notices of shareholder proposals submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not to be included in the Company’s proxy statement and form of proxy), will be considered untimely, and thus the Company’s proxy may confer discretionary voting authority on the persons named in the proxy with regard to such proposals, if received after February 18, 2008. Under the Company’s Bylaws, shareholder proposals submitted prior to January 19, 2008, or after February 18, 2008, will be excluded from consideration at the 2008 annual meeting of shareholders.

Certain Information as to Insurance and Indemnification

No shareholder action is required with respect to the following information that is included to fulfill the requirements of Section 725 and 726 of the Business Corporation Law of the State of New York.

Effective April 21, 2007, the Company purchased Directors & Officers (“D&O”) Liability insurance for a one year term providing for reimbursement, with certain exclusions and deductions, to: (a) the Company and its subsidiaries for payment they make to indemnify directors, trustees, officers and assistant officers of the Company and its subsidiaries (b) directors, trustees, officers and assistant officers for losses, costs and expenses incurred by them in actions brought against them in connection with their acts in those capacities for which they are not indemnified by the Company and its subsidiaries, and (c) the Company and its subsidiaries for any payments they make resulting from a securities claim. The insurer is Chubb Insurance Company. The total cost of the D&O Liability insurance through April 20, 2008 was $40,000. The Company is also party to indemnification agreements with its directors and officers, pursuant to which the Company has agreed to indemnify such directors and officers from certain expenses incurred in connection with certain actions taken by such director or officer in their capacity as such.

Other Matters

The Board of Directors is unaware of other business to be brought before the Meeting. If, however, any other business should properly come before the Meeting, the persons named in the accompanying Proxy will vote Proxies as in their discretion they may deem appropriate, unless they are directed in a Proxy to do otherwise.

Proxies

All shareholders are urged to fill in their choices with respect to the matters to be voted on, sign and promptly return the enclosed form of Proxy.

Annual Report to Shareholders

The Company’s 2006 Annual Report to Shareholders has been mailed to shareholders simultaneously with the mailing of this proxy statement. Such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

By Order of the Board of Directors,

JOHN ROGERS
June 15, 2007	Secretary

PROXY	PROXY

AMERICAN MEDICAL ALERT CORP.

(Solicited on behalf of the Board of Directors)

The undersigned holder of Common Stock of AMERICAN MEDICAL ALERT CORP. (the “Company”), revoking all proxies heretofore given, hereby constitutes and appoints Howard M. Siegel and John Rogers and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned’s shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of the Company (the “Meeting”), to be held at Moses & Singer LLP, 12th Floor, 405 Lexington Avenue., New York, NY 10174 on Tuesday, July 31, 2007 at 10:00 a.m. Eastern Daylight Time, and at any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the Meeting and hereby revokes any proxy or proxies heretofore given.

Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may come before the Meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors, and FOR proposal 2 (ratification of the selection of Margolin, Winer & Evens, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007).

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

PROXY

Please mark your votes like this ☒

	FOR	WITHHOLD AUTHORITY
1. The Board of Directors recommends a vote FOR all listed nominees	☐ all nominees listed (except as marked to the contrary*)	☐ to vote for all listed nominees

*(Instruction: To withhold authority to vote for any individual nominee, circle that nominee's name in the list provided below.)

NOMINEES:

1. Howard M. Siegel
2. Jack Rhian
3. Frederic S. Siegel
4. John S.T. Gallagher
5. Ronald Levin
6. Yacov Shamash
7. Gregory Fortunoff

The Board of Directors recommends a vote FOR the following proposal:

	FOR	AGAINST	ABSTAIN
2. To ratify the selection of Margolin, Winer & Evens, LLP as independent auditors of the Company for the fiscal year ending December 31, 2007	☐	☐	☐

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted **FOR** each nominee named in Proposal 1, **FOR** Proposal 2, and in accordance with the discretion of the persons appointed as Proxies on such other matters as may properly come before the Meeting. In case any nominee should become unavailable for election to the Board of Directors for any reason, the persons appointed as Proxies shall have discretionary authority to vote the Proxies for one or more alternative nominees who will be designated by the existing Board of Directors.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ___________________ Signature ___________________

(Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.)

PLEASE MARK, DATE AND SIGN ABOVE AND RETURN PROMPTLY

Dated________________________________, 2007

APPENDIX A

American Medical Alert Corp.
Amended and Restated Audit Committee Charter

ARTICLE I

PURPOSES

The purposes of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of American Medical Alert Corp. (the “Company”) is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company and to assist the Board in fulfilling the Board’s oversight responsibilities with respect to:

• the integrity of the Company’s financial statements;
• the Company’s compliance with legal and regulatory requirements;
• the independent auditors’ qualifications and independence; and
• the performance of the independent auditors.

The Committee shall also have the responsibility for the Committee’s report, made pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be included in the Company’s annual proxy statement.

ARTICLE II

COMPOSITION OF THE COMMITTEE

Section 1.   Number.  The Committee shall consist of no fewer than three members of the Board, as determined by the Board.

Section 2.   Qualifications. Each Committee member shall have all of the following qualifications:

A.
Each Committee member shall meet the independence criteria of the Nasdaq Marketplace rules for audit committees and Rule 10A-3 of the Exchange Act, as amended, modified or supplemented from time to time.

B.	Each Committee member shall, at the time of his or her appointment, satisfy all other requirements imposed by the securities exchange on which the Company’s common stock is principally traded.
Section 3.   Appointment and Removal. The Board shall appoint Committee members and appoint a Committee Chairman from among those members. Each Committee member shall serve at the pleasure of the Board for such term as the Board may decide or until such Committee member is no longer a member of the Board.

ARTICLE III

DUTIES OF THE COMMITTEE

The Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s interim financial statements. The independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company’s stockholders. As used in this Charter, the term “independent auditor” means any independent auditor, including one constituting a “registered public accounting firm” (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), engaged for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company.

ARTICLE IV

RESPONSIBILITIES OF THE COMMITTEE

Section 1.   Retain the Independent Auditors. The Committee shall directly (1) appoint, retain, terminate and determine the compensation of and oversee the work of the independent auditors, (2) oversee the resolution of disagreements between the Company’s management and the independent auditors, (3) preapprove all audit services provided by the independent auditors, and (4) preapprove any non-audit services with the independent auditors, subject to the de minimus exception contained in Section 10A of the Exchange Act. The Committee may delegate the authority to grant preapprovals and approvals required by Section 10A of the Exchange Act for services provided by independent auditors to one or more independent members of the Committee, subject to the delegated member or members reporting any such pre-approvals to the Committee at its next scheduled meeting.

Section 2.   Review and Discuss the Auditors’ Quality Control. The Committee shall, at least annually, receive from the Company’s independent auditors (1) a summary of the results of the most recent internal quality control review, or peer review, of the firm, (2) a summary of significant inquiries or investigations by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and (3) a summary of any steps taken to deal with any such issues.

Section 3.   Review and Discuss the Independence of the Auditors. In connection with the retention of the Company’s independent auditors, the Committee shall, at least annually, review and discuss the information provided by management and the independent auditors relating to the independence of the audit firm, including, among other things, information related to the non-audit services provided and expected to be provided by the auditors, rotation of lead and concurring audit partners and restrictions on hiring of employees or partners of the independent auditors. The Committee shall be responsible for (1) ensuring that the independent auditors submit at least annually to the Committee a formal written statement delineating all relationships between the auditors and the Company consistent with applicable independence standards, (2) actively engaging in a dialogue with the auditors with respect to any disclosed relationship or service that may impact the objectivity and independence of the auditors, and (3) taking appropriate action in response to the auditors’ report to satisfy itself of the auditors’ independence.

Section 4.   Review and Discuss the Audit Plan.  The Committee shall review and discuss with the independent auditors the plans for, and the scope of, the annual audit and other examinations, including the adequacy of staffing and compensation.

Section 5.   Review and Discuss Conduct of the Audit. The Committee shall review and discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, as well as any audit problems or difficulties and management’s response, including (1) any restriction on audit scope or on access to requested information, (2) any significant disagreements with management, and (3) significant issues discussed with the independent auditors’ national office. The Committee shall seek to resolve all disagreements between management and the independent auditors regarding financial reporting.

Section 6.   Review and Discuss Financial Statements and Disclosures.  The Committee shall review and discuss with appropriate officers of the Company and the independent auditors the annual audited and quarterly financial statements of the Company, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the disclosures regarding internal controls and other matters required to be reported to the Committee by Section 302 of the Sarbanes-Oxley Act of 2002 and all rules promulgated thereunder by the Securities and Exchange Commission (“SEC”).

Section 7.   Review and Discuss the Systems of Internal Accounting Controls. The Committee shall review and discuss with the independent auditors the adequacy of the Company’s internal accounting controls, the Company’s financial, auditing and accounting organizations and personnel, and the Company’s policies and compliance procedures with respect to business practices which shall include the disclosures regarding internal controls and matters required to be reported to the Committee by Section 302 of the Sarbanes-Oxley Act of 2002 and all rules promulgated thereunder by the SEC.

Section 8.   Review and Discuss the Audit Results. The Committee shall review and discuss with the independent auditors (1) the report of their annual audit, or proposed report of their annual audit, (2) the accompanying management letter, if any, (3) the reports of their reviews of the Company’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 100, and (4) the reports of the results of such other examinations outside of the course of the independent auditors’ normal audit procedures that the independent auditors may from time to time undertake. The foregoing shall include the reports required by Section 204 of the Sarbanes-Oxley Act of 2002 and, as appropriate, (1) a review of major issues regarding (a) accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and (b) the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (2) a review of analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles (“GAAP”) on the financial statements, and (3) a review of the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

Section 9.   Discuss Risk Management Policies.  The Committee shall discuss policies with respect to risk assessment and risk management to assess and manage the Company’s exposure to risk, including the Company’s major financial risk exposures and the steps management has taken to monitor and control these exposures.

Section 10.   Establish Procedures for Complaints Regarding Financial Statements or Accounting Policies. The Committee shall establish procedures for (1) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Committee shall discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any complaints or concerns regarding the Company’s financial statements or accounting policies.

Section 11.   Review and Discuss Other Matters. The Committee shall review and discuss with management or the independent auditors such other matters that relate to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

Section 12.   Make Board Reports.  The Committee shall report its activities to the Board in such manner and at such times, but at least quarterly, as the Committee or the Board deems appropriate. Such report shall include the Committee’s conclusions with respect to its evaluation of the independent auditors.

Section 13.   Other Duties.  The Committee shall perform any other duties or responsibilities delegated to the Committee by the Board from time to time.

ARTICLE V

MEETINGS OF THE COMMITTEE

The Committee shall meet in person or telephonically at least quarterly, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Committee Chairman shall, in consultation with the other members of the Committee, the Company’s independent auditors and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing an agenda therefor and supervising the conduct thereof. Any Committee member may submit items to be included on the agenda. Committee members may also raise subjects that are not on the agenda at any meeting. The Committee Chairman or a majority of the Committee members may call a meeting of the Committee at any time. A majority of the number of Committee members shall constitute a quorum for conducting business at a meeting of the Committee. The act of a majority of Committee members present at a Committee meeting at which a quorum is in attendance shall be the act of the Committee, unless a greater number is required by law, the Company’s certificate of incorporation or bylaws, or this Charter.

The Committee may request any officer or employee of the Company or the Company’s outside legal counsel or independent auditors to attend a meeting of the Committee or to meet with any member, consultant or retained expert of the Committee. The Committee shall meet with the Company’s management and the independent auditors periodically in separate private sessions to discuss any matter that the Committee believes should be discussed privately.

ARTICLE VI

RESOURCES AND AUTHORITY OF THE COMMITTEE

The Committee shall have the resources and authority appropriate, in the Committee’s discretion, to discharge its responsibilities and carry out its duties as required by law, including access to all books, records, facilities and personnel of the Company and the authority to engage outside auditors for special audits, reviews and other procedures and to engage independent counsel and other advisors, experts or consultants. In addition, by adoption of this Charter, the Board authorizes funding for the Committee appropriate, in the Committee’s discretion, for the discharge of the Committee’s functions and responsibilities.

ARTICLE VII

AUDIT COMMITTEE REPORT

The Committee, with the assistance of management and advice from the independent auditors and outside legal counsel, shall prepare the audit committee report to be included in the Company’s proxy statement relating to the Company’s annual meeting of stockholders.

ARTICLE VIII

REVIEW OF CHARTER

The Committee shall periodically conduct a review and reassessment of the adequacy of this Charter, and recommend any changes to the Board. The Committee shall conduct this charter review and reassessment in such manner as the Committee, in its business judgment, deems appropriate.

APPENDIX B

AMERICAN MEDICAL ALERT CORP.
NOMINATING COMMITTEE CHARTER

Purpose

The function of the Nominating Committee (the “Committee”) is to identify individuals qualified to become board members and to recommend individuals for the Board of Directors to (i) nominate for election as directors at the annual meeting of stockholders, or (ii) appoint as directors in the interim for the purpose of filing vacancies.

Composition

The Committee shall consist of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” as such term is defined in the Nasdaq Marketplace Rules.

Appointment and Removal

Each member of the Committee shall be appointed by the majority of the entire Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by a vote of a majority of the entire Board of Directors.

Chairperson

A Chairperson may be elected by the full Board of Directors, or, if not elected by the full Board of Directors, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership. The Chairperson, if one is elected, will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Meetings

The Committee shall meet as frequently as circumstances require. Any member of the Committee may call meetings of the Committee. The Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. A majority of the number of Committee members shall constitute a quorum for conducting business at a meeting of the Committee. The act of a majority of Committee members present at a Committee meeting at which a quorum is in attendance shall be the act of the Committee, unless a greater number is required by law, the Company’s certificate of incorporation or bylaws, or this Charter.

Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

•
Establish criteria for the selection of directors to serve on the Board of Directors, taking into account at a minimum all applicable laws, rules, regulations and listing standards, a potential candidate’s experience, areas of expertise and any other factors the members of the Committee deem appropriate.

•
Identify individuals believed to be qualified as candidates to serve on the Board of Directors and recommend that the Board of Directors (i) nominate such candidates for election by the stockholders at an annual or special meeting, or (ii) appoint such candidates as directors in the interim for the purpose of filing vacancies.

•	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law as the Committee or the Board of Directors deem appropriate.

Qualifications of Candidates

A nominee to the Board of Directors must have such experience in business or financial matters as would make such nominee an asset to the Board of Directors and may, under certain circumstances, be required to be “independent”, as such term is defined in the Nasdaq Marketplace Rules and applicable SEC regulations. In recommending director candidates, the Nominating Committee will take into consideration such factors as it deems appropriate based on the Company’s current needs. These factors may include diversity, age, skills such as understanding of the healthcare industry, decision-making ability, inter-personal skills, experience with businesses and other organizations of comparable size, community activities and relationships, and the interrelationship between the candidate’s experience and business background, and other Board member’s experience and business background, as well as the candidate’s ability to devote the required time and effort to serve on the Board.

Process for Identifying and Evaluating Nominees for Directors Recommended by Shareholders

The Committee will accept recommendations for potential nominees for director from shareholders of the Company. Anyone wishing to recommend an individual for the Board of Directors should forward the name, address and biographical information of a potential nominee to the Nominating Committee of the Board of Directors of American Medical Alert Corp., c/o American Medical Alert Corp., 3265 Lawson Boulevard, Oceanside, NY 11576. Such shareholder must submit in writing to the Committee the recommended candidate’s name, a brief resume setting forth the recommended candidate’s business and educational background and qualifications for service, any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, and a notarized consent signed by the recommended candidate stating the recommended candidate’s willingness to be nominated and to serve. Potential director nominees submitted by shareholders of the Company will not be considered by the Committee if they are not timely submitted in accordance with the Company’s By-laws and proxy statements (these timing requirements are not applicable to persons nominating by or at the direction of the Board of Directors). If the Committee chooses to consider any such potential nominee, the Committee will evaluate a potential nominee by personal interview, such interview to be conducted by one or more members of the Committee, and/or any other method the Committee deems appropriate, which may, but need not, include a questionnaire. The Committee may solicit or receive information concerning potential nominees from any source it deems appropriate. The Committee need not engage in an evaluation process unless (i) there is a vacancy on the Board of Directors, (ii) a director is not standing for re-election, or (iii) the Committee does not intend to recommend the nomination of a sitting director for re-election.

The Board of Directors encourages all of its members to attend the Company’s annual meeting so that each director may listen to any concerns that stockholders may have that are raised at an annual meeting. Continued lack of attendance at annual meetings without a valid excuse will be considered by the Committee when determining those board members who will be recommended to the Board of Directors for re-election.

Stockholder Communications

The Board of Directors of the Company encourages the Company’s stockholders to send any concerns or comments they might have relating to the Company to the Committee at the address indicated above.

Advisors

The Committee shall have the authority to retain a search firm to assist in identifying director candidates, and retain outside counsel and other advisors as the Committee may deem appropriate in its sole discretion. The fees incurred for such services shall be paid for by the Company.

Reports and Performance Review

The Committee shall report its actions and any recommendations to the Board of Directors after each Committee meeting. The Committee shall review the adequacy of this Charter from time to time and recommend any proposed changes to the Board of Directors for approval.